UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

 (second amendment)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

Livento Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56457	49-3999052
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

17 Stete Street, Suite 4000, NY 10004

(Address of Principal Executive Office) (Zip Code)

980-432-8241

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUGND	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification To Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference herein in response to this Item.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2025, Livento Group, Inc. (the "Company") held a Special Meeting of Stockholders (the "Special Meeting"). As disclosed on the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission, at the Special Meeting, the Company's stockholders approved a proposal to authorize a reverse stock split of its outstanding Common Stock, par value $0.0001 per share (the "Common Stock"), at a ratio of not more than 1-for-20,000, at the discretion of the Company's board of directors (the "Board"). The Board approved the one-for-twenty (1-for-20,000) reverse stock split ratio. Accordingly, on May 5, 2025, the Company filed Certificate of Amendment (the "Amendment") to its Second Amended and Restated Certificate of Incorporation (as amended to date, the "Certificate of Incorporation") with the Secretary of State of Nevada to effect a one-for-twenty (1-for-20,000) reverse stock split (the "Reverse Stock Split") of its Common Stock, which has become effective on December 30, 2025 and will trade with the new symbol "LIVG" commencing after 20 business days.

As a result of the Reverse Stock Split, at the Effective Time, every twenty thousand (20,000) shares of the Company's pre-Reverse Stock Split Common Stock will combine and automatically become one (1) share of Common Stock.

The official notice from FINRA states:

The announcement of the Reverse Split, Name & Symbol Change for NuGene International, Inc. (NUGN)has been announced on our Daily List on 12/29/2025. This corporate action will take effect at the open of business on 12/30/2025.
  1 for 20,000 Reverse Split
  Current CUSIP: 67052F102 - please confirm that the current CUSIP has already been suspended.
  New CUSIP: 67052F201
  Pre-split shares: 4,339,753,594
  Post-split shares: 216,988
  New Name: LIVENTO GROUP INC
  New Symbol: NUGND - after 20 business days, the symbol will be changed to LIVG.
  Daily list announcement date: 12/29/2025
  Market effective date: 12/30/2025

The Company's Common Stock is expected to begin trading with the new symbol "LIVG",on a split-adjusted basis when OTC Markets opens for trading on January 29, 2026. The Reverse Stock Split will not change the authorized number of shares or the par value of the Common Stock nor modify any voting rights of the Common Stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Except for shares issued under the Equity Incentive Plan, for which fractional shares resulting from the Reverse Stock Split will be rounded down to the next whole share, fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the next whole share.

The Company's transfer agent, Equity Stock Transfer LLC, is acting as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker's particular processes, and will not otherwise be required to take any action in connection with the Reverse Stock Split.

The foregoing description is qualified in its entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

EXHIBIT 3.1	Certificate of Amendment Restated Certificate of Incorporation, filed May 5, 2025

/s/ David Stybr
David Stybr
President Livento Group Inc.
(formerly NuGene International, Inc.)